UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 26, 2017

CAPSTONE TURBINE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15957	95-4180883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)

(818) 734-5300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2017, Capstone Turbine Corporation, a Delaware corporation, (the “Company”) received a letter from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has regained compliance with Nasdaq’s $1.00 per share minimum bid price requirement under Nasdaq Marketplace Listing Rule 5550(a)(2). The Company satisfied the terms of the Nasdaq Listing Qualifications Panel by complying with the minimum bid price requirement of $1.00 per share and all other applicable requirements for continued listing on Nasdaq. Accordingly, Nasdaq advised that the matter is now closed.

On October 26, 2017, the Company issued a press release announcing that it had received the letter described above. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Capstone Turbine Corporation dated October 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 26, 2017	By:	/s/ Jayme Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Capstone Turbine Corporation dated October 26, 2017.